UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2013

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33772
Registrant's telephone number including area code:		(727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Superior Uniform Group, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 2, 2013 (the “Annual Meeting”). The matters voted upon are described in the Company’s definitive proxy statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 14, 2013, and the results of such voting were disclosed in the Company’s Current Report on Form 8−K, filed by the Company with the Commission on May 7, 2013.

Among the matters voted upon at the Annual Meeting, the Company’s shareholders voted on Proposal 4 (regarding the frequency of an advisory vote on executive compensation). The Company’s shareholders voted in favor of holding such an advisory vote once every three (3) years, which was consistent with the recommendation made by the Company’s Board of Directors. After considering such advisory vote result, the Company’s Board of Directors has determined that the Company will hold an advisory vote on executive compensation once every three (3) years until the next required vote on the frequency of advisory votes on executive compensation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.

Date: May 17, 2013	By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Executive Vice President, Chief Financial Officer
and Treasurer